Exhibit 3.1

BYLAWS

OF

OCEAN BIO-CHEM, INC.

(a Florida corporation)

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

BYLAWS
OF
OCEAN BIO-CHEM, INC.

ARTICLE I

Offices

Section 1.01    Principal Office.  The principal office of the corporation in the State of Florida, which may be the registered office, shall be established at such place as the board of directors shall from time to time determine.

Section 1.02    Registered Office.  The registered office of the corporation in the State of Florida shall be at the office of its registered agent as stated in the articles of incorporation or as the board of directors shall from time to time determine.

Section 1.03    Other Offices.  The corporation may have additional offices at such other places, either within or without the State of Florida, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Shareholders

Section 2.01    Annual Meeting.  The annual meeting of shareholders shall be held after the close of each fiscal year on such date and at such time as determined by the board of directors.  The shareholders entitled to vote at such meeting shall elect the directors and shall transact such other business as may properly be brought before the meeting.

Section 2.02    Special Meetings.  Special meetings of the shareholders of the corporation may be called, for any purpose or purposes permitted by law, by the board of directors on its own initiative and shall be called by the board of directors upon written request by the chairman of the board, president of the corporation, or, upon delivery to the secretary of one or more written demands for the meeting describing the purpose or purposes for which it is to be held, by the holders of not less than ten percent of all the shares entitled to be cast on any issue proposed to be considered at the proposed special meeting.  Notice of such meeting shall be given by the secretary as provided herein.  Only business within the purpose or purposes described in such special meeting notice may be conducted at a special shareholders meeting.  Special meetings of shareholders shall be held at the time and place designated by the Board of Directors.

Section 2.03    Place of Meetings.  All meetings of the shareholders of the corporation shall be held at such place within or without the State of Florida as shall be designated from time to time by the board of directors and stated in the notice of such meeting or in a duly executed waiver of notice thereof.

Section 2.04    Voting Lists.  The officer or agent of the corporation having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting and any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be kept on file at the place identified in the meeting notice in the city where the meeting will be held or the corporation’s principal place of business or at the office of its registrar or transfer agent for a period of at least ten days prior to the meeting, and shall be subject to inspection by any shareholder, or the shareholder’s agent or attorney, at any time during regular business hours, at his or her expense.  Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder, or the shareholder's agent or attorney, during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote, in person or by proxy, at any meeting of the shareholders.

Section 2.05    Fixing of a Record Date.  The board of directors may fix in advance a date as the record date for any determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders, or entitled to payment of a dividend or allotment of any rights or privileges, such date in any case to be not more than seventy days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the secretary mails the notice of the meeting or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.05, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date under this Section 2.05 for the adjourned meeting.  The board of directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.06    Notice of Meetings.  Written notice stating the place, day and hour of every meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the chairman or the board, the president or the secretary to each shareholder entitled to vote at such meeting, either personally, by mail or by electronic transmission, at least ten days, but not more than sixty days, prior to the day named for the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail postage prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation.  If provided by electronic transmission, such notice shall be deemed to be delivered when electronically transmitted to a shareholder in the manner approved by the shareholder or in such other manner as permitted by applicable law.

Section 2.07    Quorum.  The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for such meeting.  Treasury shares, shares of this corporation’s stock which are owned by another corporation the majority of the voting stock of which is owned by this corporation, and shares of this corporation’s stock held by another corporation in a fiduciary capacity for the benefit of this corporation shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.  After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.  When a specified item of business is required to be voted on by any class or series of stock, a majority of the shares of such class or series shall constitute a quorum for transaction of such item of business by that class or series.

Section 2.08    Adjournment.  When a meeting which is properly called is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date or place of the meeting.  If, however, after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 2.06 of these bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

The holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, where a quorum is not present, may adjourn such meeting from time to time.

Section 2.09    Organization.  At every meeting of the shareholders, the chairman of the board, if there be one, or in the case of vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and then seniority, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his or her absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman, shall act as secretary.

Section 2.10    Voting.  If a quorum is present at any meeting, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one for which, by express provision of the law or of the articles of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

If the corporation is required to conduct a non-binding advisory vote, pursuant to Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, with respect to the determination of whether the non-binding advisory vote with respect to executive compensation pursuant to Section 14A(a)(1) of the Exchange Act and the rules and regulations promulgated thereunder shall occur every one, two or three years, the alternative (as among every one, two or three years) receiving the greatest number of votes shall be deemed to constitute the preference of the shareholders.

Except as may be otherwise provided in the articles of incorporation, every shareholder of record shall have the right, at every shareholders’ meeting, to one vote for every share, and if the corporation has issued fractional shares, to a fraction of a vote equal to every fractional share, of stock of the corporation standing in his or her name on the books of the corporation.  A shareholder may vote either in person or by proxy.

Treasury shares, shares of this corporation’s stock which are owned by another corporation the majority of the voting stock of which is owned by this corporation, and the shares of this corporation’s stock held by another corporation in a fiduciary capacity for the benefit of this corporation shall not be voted, directly or indirectly, at any meeting of shareholders.

At each election for directors, every shareholder entitled to vote shall have the right to vote the number of shares owned by him or her, for as many persons as there are directors to be elected at that time and for whose election he or she has a right to vote or, if cumulative voting is authorized by the articles of incorporation, to accumulate his or her votes by giving one candidate a number of votes equal to the number of directors to be elected at that time multiplied by the number of his or her votes or distribute such number of votes among any number of candidates.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate.  Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder.  In the absence of any such designation, or in case of conflicting designations, by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into the name of such person, provided, that if requested by the chairman of the board, president, chief financial officer, treasurer or secretary, such person has provided evidence of such fiduciary status acceptable to such officer.

Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the name of such trustee.  Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her or the name of his or her nominee, without the transfer of such shares into his or her name, provided, that if requested by the chairman of the board, president, chief financial officer, treasurer or secretary, such person has provided evidence of such status acceptable to such officer.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or the nominee of the pledgee shall be entitled to vote the shares so transferred.

Section 2.11    Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy in accordance with applicable law.

Section 2.12    Action by Shareholders Without a Meeting.  Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, shall be dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the corporation by delivery to its principal office in Florida, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the minute book.  If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of shares of such class having not less than the minimum number votes required to authorize the action and, if required by law, the articles of incorporation or these bylaws, holders of the portion of the total shares entitled to vote having not less than the minimum number votes required to authorize the action.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date of the earliest dated consent delivered in the manner set forth above, written consents signed by the holders of the number of shares required to take action are delivered to the corporation by delivery as set forth above.

Section 2.13    Notice of Shareholder Business and Nominations at Annual Meetings

(a)           Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the corporation’s notice of meeting in accordance with Section 2.06 of these bylaws, (ii) by or at the direction of the board of directors, or (iii) by any shareholder of the corporation who was a shareholder of record at the record date fixed for determining shareholders entitled to vote at such meeting and also at the time of giving of notice provided for in this Section 2.13, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.13.

(b)           For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to Section 2.13(a), the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such proposed business other than the nomination of persons for election to the board of directors must otherwise constitute a proper matter for shareholder action.  To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation, not later than the close of business on the 90th day nor earlier than the close of business on 120th day before the first anniversary of the date of the preceding year's annual meeting; provided, however, that if no annual meeting was held in the preceding year, or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the shareholder notice to be timely must be delivered not earlier than the close of business on the 120th day nor later than the 90th day prior to such annual meeting or, if later, the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation.  Without limiting the means by which the corporation may publicly announce a meeting date, a publicly available filing by the corporation with the Securities and Exchange Commission that discloses the date of the meeting shall be deemed to be a public announcement.  In no event shall the announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth, (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, in each case including any successor rule or regulation thereto, (ii) the written consent of each person whom the shareholder proposes to so nominate to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of any beneficial owner on whose behalf the proposal is made; and (iv) as to the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and the name, residence address and telephone number of such beneficial owner, (B) the number and class of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a description of any and all agreements, arrangements or understandings entered into by the shareholder, the beneficial owner or any of their affiliates with respect to equity securities of the corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (D) to the extent not covered by clauses (B) and (C), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D if the requirements therein were applicable to the shareholder, and a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination and (E) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination.  If, after the shareholder has delivered such notice, any information required to be contained in such notice as described in clauses (A) through (E) above changes prior to the date of the meeting, such notice shall be deemed to be not in compliance with this Section 2.13 and not effective unless such shareholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the secretary of the corporation an updated notice containing such change.  The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule l4a-8 (or any successor thereto) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(c)           Subject to the last sentence of Section 2.02 of these bylaws, nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice or waiver of notice of the meeting (i) by or at the direction of the board of directors, (ii) by the shareholder or shareholders who called such meeting or (iii) by any other shareholder of the corporation who is entitled to vote at such meeting, who complies with the notice procedures set forth in this Section 2.13 and who is a shareholder of record at the time such notice is delivered to the secretary of the corporation.  Nominations by such other shareholders of persons for election to the board of directors may be made at such special meeting of shareholders if the shareholder’s notice as required by Section 2.13(b) shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the 90th day prior to the date of the special meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the special meeting).  In no event shall the adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(d)           Other than as set forth in Section 3.16 of these bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective proposal or nomination shall be disregarded.

(e)           Notwithstanding anything in Section 2.13(b) to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 90 days prior to the first anniversary date of the preceding year’s annual meeting, a shareholder’s notice under this paragraph shall also be considered timely, but only with respect to nominees for any new position created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

ARTICLE III

Board of Directors

Section 3.01    Powers and Duties.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors, except as may otherwise be provided in the Florida Business Corporation Act or the articles of incorporation.

A director shall perform his or her duties as a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.  In performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(1)           one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,

(2)           legal counsel, public accountants or other persons as to matters that the director reasonably believes to be within such persons’ professional or expert competence, or

(3)           a committee of the board on which the director does not serve, duly designated in accordance with provisions of the articles of incorporation or these bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause such reliance described in the preceding paragraph to be unwarranted.

In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the State of Florida and the nation.

A person who performs his or her duties in compliance with this Section 3.01 shall not be liable for any action taken as a director or any failure to take any action.

A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless the director (a) objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting specified business at the meeting or (b) votes against such action or abstains from voting in respect thereto.

Section 3.02    Qualification and Election.  Directors need not be residents of Florida or shareholders in the corporation.  Except in the case of vacancies, directors shall be elected by the shareholders.  The candidates receiving the greatest number of votes, up to the number of directors to be elected, shall be elected directors.

Section 3.03    Number and Term of Office.  At the time of adoption of this Section 3.03, the board of directors shall consist of eight directors, and thereafter may consist of such other number, not less than three (3) nor more than ten (10), as may thereafter be from time to time be determined by the board of directors.  Notwithstanding the foregoing, no decrease shall have the effect of shortening the term of any incumbent director.  Each director shall serve until the next annual meeting of the shareholders and until the director’s successor shall have been elected or qualified or until the director’s earlier resignation, removal from office or death.

Section 3.04    Organization.  At every meeting of the board of directors, the chairman of the board, if there be one, or in the absence of the chairman of the board, the president of the corporation or a chairman chosen by a majority of the directors present, shall preside, and the secretary or any person appointed by the chairman of the meeting shall act as secretary.

Section 3.05    Place of Meetings.  Meetings of the board of directors of the corporation or a committee thereof, regular or special, may be held either within or without the State of Florida.

Section 3.06    Annual Meetings.  The board of directors shall hold an annual meeting each year immediately following the annual meeting of the shareholders at the place where such meeting of the shareholders was held for the purpose of election of officers and consideration of any other business that may be properly brought before the meeting.  Notice of such annual meetings need not be given to either old or new members of the board of directors.

Section 3.07    Regular Meetings.  If the board of directors determines to hold regular meetings, the board of directors may, at the annual meeting of the board of directors, fix by resolution the date, time and place of other regular meetings of the board.  Notice of such regular meetings need not be given to any member of the board of directors, unless the same is held at other than the date, time and place of such meeting as fixed in accordance with this Section 3.07, in which event notice shall be given in the same manner as is provided in Section 3.08 of these bylaws with respect to special meetings of the board of directors.  In addition, announcement of a changed date, time or place at a meeting of the board of directors shall be deemed adequate notice to the directors present at such meeting.

Section 3.08    Special Meetings.  Special meetings of the board of directors may be called by any two directors, the chairman of the board or the president.

Section 3.09    Action by Written Consent Without a Meeting.  Any action of the board of directors or of any committee thereof, which is required or permitted to be taken at a regular or special meeting, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the members of the board of directors or of the committee, as the case may be, is filed in the minutes of the proceedings of the board of directors or committee.  Such consent shall have the same effect as a unanimous vote.  Action taken under this Section 3.09 is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 3.10    Conference Telephone Meetings.  One or more members of the board of directors or a committee thereof may participate in meetings of the board or a committee of the board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other.  Participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

Section 3.11    Quorum.  A majority of the directors in office shall be present at each meeting in order to constitute a quorum for the transaction of business.  An interested director may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes, approves or ratifies a contract or transaction in which such director has an interest.

Section 3.12    Voting.  Except as otherwise specified in the articles of incorporation or these bylaws or provided by statute, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors.

Section 3.13    Adjournment.  A majority of the directors present, regardless of whether or not a quorum exists, may adjourn any meeting of the board of directors, to another time and place.  Notice of any such adjourned meeting shall be given to the directors who were not present at the meeting.

Section 3.14    Compensation.  The board of directors shall have the authority to fix the compensation of directors for their attendance at meetings of the board of directors or committees thereof, or otherwise, and such compensation may include expenses, if any, associated with attendance at such meetings.

Section 3.15    Resignations.  Any director of the corporation may resign at any time by giving written notice to the chairman of the board or the secretary of the corporation.  Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.16    Vacancies.  Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, or by the shareholders in the manner provided in the Florida Business Corporation Act.  A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 3.17    Removal.  The shareholders may remove one or more directors from office, with or without cause (unless the articles of incorporation provide that directors may be removed only for cause), by a vote or written consent of the holders of a majority of the shares then entitled to vote.  In case the board of directors or any one or more directors is so removed, new directors may be elected at the same meeting or by the same written consent.

Section 3.18    Executive and Other Committees.  The board of directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and one or more other committees, each committee to consist of two or more directors.  The board of directors, by resolution adopted in accordance with this Section 3.18, may (a) designate a chairman for each committee it establishes who shall preside at all meetings of the committee and who shall have such additional duties as may from time to time be designated by the board of directors and (b) designate as alternate members of any committee, one or more directors who may replace any absent or disqualified member at any meeting of the committee.

The executive committee or other committee shall have and exercise all of the authority of the board to the extent provided in the resolution designating the committee, except that no such committee of the board shall have the authority of the board to:

(1)           approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

(2)           fill vacancies on the board of directors or any committee thereof;

(3)           amend or repeal these bylaws;

(4)           authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or

(5)           authorize or approve the issuance or sale of or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group unless within limits specifically prescribed by the board of directors.

A majority of the directors in office designated to a committee, or directors designated to replace them as provided in this Section 3.18, shall be present at each meeting to constitute a quorum for the transaction of business, and the acts of a majority of the directors in office designated to a committee or their replacements shall be the acts of the committee.

Regular meetings of committees shall be held on the schedule approved by the board of directors.  Special meetings of committees may be called by the chairman of the board, the chairman of such committee or any two members of such committee.  Each committee shall keep regular minutes of its proceedings and report such proceedings periodically to the board of directors.

ARTICLE IV

Notice and Waiver of Notice

Section 4.01    Notice.  Whenever written notice is required to be given to any director under the provisions of the articles of incorporation, these bylaws or the Florida Business Corporation Act, it shall be given to such director by personal delivery, facsimile transmission, e-mail, delivery to an overnight delivery or courier service, or by deposit in the United States first-class mail, addressed to the address of such person (or, if applicable, such person’s facsimile number or e-mail address) appearing on the books of the corporation, or supplied by such person to the corporation for the purpose of notice.  A notice of a meeting shall specify the place, day and hour of the meeting.  If mailed by first class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage prepaid, at least five days before such meeting.  If by overnight delivery or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight delivery or courier service at any time during a day that is at least two days prior to the date of such meeting.  If by facsimile transmission or e-mail, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours prior to the time set for the meeting.  If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting.  Notices to shareholders shall be given as provided in Section 2.06 hereof.

Section 4.02    Waiver of Notice.  Whenever any notice is required to be given under the Florida Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting in the manner provided in the Florida Business Corporation Act unless:  (a) in the case of a shareholders meeting, (i) the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting or (ii) with respect to a matter that is not within the purpose or purposes described in the meeting notice, the shareholder objects when the matter is presented and (b) in the case of a directors’ or committee meeting, the director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE V

Officers

Section 5.01    Number and Qualification.  The officers of the corporation shall consist of a chairman of the board, a president, a chief financial officer, a secretary, a treasurer and such other officers as may be appointed by the board of directors.  One person may hold more than one office.  Officers may but need not be directors or shareholders of the corporation.  The board of directors may elect from among the members of the board a chairman of the board who, if elected, shall be an officer of the corporation.  A duly appointed officer may appoint one or more officers or assistant officers to the extent authorized by the board of directors.

Section 5.02    Term of Office.  Each officer of the corporation shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, resignation or removal.

Section 5.03    The Chairman of the Board.  The chairman of the board, if elected, shall preside at all meetings of the shareholders and of the board of directors.  He or she shall have the authority to sign, on behalf of the corporation, all reports, filings and other documents with such government agencies as are required by applicable law and shall perform such other duties as may from time to time be requested of him or her by the board of directors.  The chairman of the board shall assume the duties of the president when the president is absent or otherwise unable to discharge his or her responsibilities.  To be eligible to serve, the chairman of the board must be a director of the corporation.

Section 5.04    The President.  The president shall be, and shall also hold the title of, chief executive officer of the corporation and shall have general powers of supervision, direction and control over the business and operations of the corporation, subject, however, to the authority of the board of directors.  He or she shall have the authority, directly or through such officer or officers as he or she may assign responsibility, to supervise preparation on behalf of the corporation, all reports, filings and other documents with such government agencies as are required by applicable law, and he or she or such officers or officer as he or she may designate, shall sign such reports, filings and other documents on behalf of the corporation.  Unless otherwise directed by the board of directors, he or she, or such officer as he or she may designate, shall have the power to vote, and to appoint proxies to vote, and otherwise act on behalf of the corporation, at any meeting of shareholders or holders of other securities of any other corporation in which the corporation may hold securities and otherwise to exercise any and all powers that the corporation may possess by reason of its ownership of securities of such other corporation.  He or she, or such officers as he or she may designate, shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to one or more specified officers or agents of the corporation; and, in general, shall perform all duties incident to the offices of president and chief executive officer and such other duties as from time to time may be assigned to him or her by the chairman of the board and board of directors.  If the board of directors has elected a chairman of the board, the president shall assume the duties of the chairman of the board when the chairman of the board is absent or unable to discharge his or her responsibilities.

Section 5.05    The Chief Financial Officer.  The chief financial officer shall be the principal financial officer of the corporation and, unless another officer is so designated, principal accounting officer of the corporation.  He or she shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including, but not limited to, accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares; shall be responsible for adherence to such financial policies as are promulgated by the board of directors; and, in general, shall perform all duties incident to the office of chief financial officer and such other duties as may from time to time be assigned to him or her by the board of directors, the chairman of the board or the president.  If the board of directors does not elect a treasurer, the chief financial officer shall perform the duties of the treasurer and hold the title of treasurer.

Section 5.06    The Vice Presidents.  The vice presidents, if any are elected, shall perform such duties as may from time to time be assigned to them by the board of directors, the chairman of the board or the president.

Section 5.07    The Secretary.  The secretary shall attend all meetings of the board of directors and committees thereof and meetings of the shareholders and shall record the proceedings of such meetings in books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall, unless otherwise designated by the board of directors, be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him or her by the board of directors, the chairman of the board or the president.

Section 5.08    The Treasurer.  The treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book of account of the same; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an accounting showing his or her transactions as treasurer; and, in general, shall discharge such other duties as may from time to time be assigned to him or her by the board of directors, the chairman of the board, the president or the chief financial officer.

Section 5.09    Compensation.  Except as may be prohibited by the rules of a national securities exchange on which any class of the corporation’s securities are listed, the compensation, if any, of the officers elected by the board of directors shall be fixed from time to time by the board of directors, by a committee thereof or by such officer as may be designated by resolution of the board.  No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.

Section 5.10    Resignations.  Any officer or agent may resign at any time by giving written notice of resignation to the board of directors or to the president or the secretary of the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.11    Removal.  Any officer, committee member, employee or agent of the corporation may be removed, either for or without cause, by the board of directors or other authority which elected or appointed such officer, committee member or other agent.

Section 5.12    Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the committee of the board of directors to which, or the officer to whom, the power to fill such office has been delegated, as the case may be.

ARTICLE VI

Certificates of Stock, Transfer

Section 6.01    Form of Share Certificates; Uncertificated Shares.  The shares of stock of the corporation may be represented by certificates in such form as may be approved by the board of directors, consistent with the requirements of the Florida Business Corporation Act.  Such certificates shall be signed (either manually or in facsimile) by the chairman of the board, if any, or by the president or a vice president and by the secretary or any assistant secretary of the corporation and may be sealed with the corporate seal or a facsimile thereof.  If the person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued, the certificate is nevertheless valid.  Notwithstanding the foregoing provisions regarding share certificates, the Board of Directors of the corporation may provide that some or all of any or all of the classes or series of the corporation’s shares may be uncertificated.

Section 6.02    Transfer.  Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.

Section 6.03    Registered Shareholders.  Except as otherwise expressly set forth in these bylaws, the corporation shall be entitled to recognize a person registered on its books in whose name any shares of the corporation are registered as the absolute owner thereof with the exclusive rights to receive dividends, and to vote such shares as owner.  Except as otherwise provided by law, the corporation shall not be bound to recognize any equitable or other claim regardless of whether the corporation shall have express or other notice thereof.

Section 6.04    Lost, Destroyed or Mutilated Certificates.  The holder of any shares of the corporation shall notify the corporation of any loss, destruction or mutilation of the certificates therefor, and the board of directors may, in its discretion, cause new certificates to be issued to him or her, upon satisfactory proof of such loss, destruction, or mutilation and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

ARTICLE VII

Indemnification of Directors, Officers,
Employees and Agents

Section 7.01    Directors, Officers, Employees and Agents.  The corporation shall indemnify, to the full extent permitted by Florida law, any officer or director who was or is a party or is threatened to be made a party (which shall include the giving of testimony or similar involvement) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (other than an action by, or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The corporation shall indemnify, to the full extent permitted by Florida law, an officer or director who was or is a party, or is threatened to be made a party (which shall include the giving of testimony or similar involvement), to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), and amounts paid in settlement of such action, suit or proceeding (to the extent permitted by law), including any appeal thereof.  Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The corporation may, by action of the board of directors and to the extent provided in such action, indemnify employees and agents as though they were officers and directors.

Section 7.02    Expenses.  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in any defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 7.03    Determination of Standard of Conduct.  Any indemnification hereunder, unless pursuant to a determination by a court, shall be made by the corporation as authorized upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above.  Such determination shall be made either (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (2) by majority vote of a committee duly designated by the board of directors consisting of two or more directors not at the time parties to the action, suit or proceeding, (3) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding or, if no such quorum is obtainable, by a majority of the shareholders who were not parties to such action, suit or proceeding, or (4) by independent legal counsel selected in accordance with the provisions of the Florida Business Corporation Act in a written opinion.

Section 7.04    Advance Expenses.  To the extent permitted by applicable law, expenses including attorney’s fees incurred by an officer or director of the corporation in defending any action, suit or proceeding shall be paid, by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized herein.  Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions as the board of directors deems appropriate.

Section 7.05    Benefit.  The indemnification and advancement of expenses provided by this Article shall be in addition to the indemnification rights provided pursuant to the Florida Business Corporation Act, and shall not be deemed exclusive of any other rights to which person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office (provided that no indemnification or advancement of expenses may be made if expressly prohibited by the Florida Business Corporation Act), and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.06    Insurance.  The corporation shall be empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions contained herein.

Section 7.07    No Rights of Subrogation.  Indemnification herein shall be a personal right, and the corporation shall have no liability under this Article VII to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of any person otherwise entitled to indemnification pursuant to the provisions of this Article VII) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder.

Section 7.08    Constituent Corporations.  For the purposes of this Article, references to the “corporation” includes any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.09    Reliance.  Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article.

Section 7.10    Fund for Payment of Expenses.  The corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the articles of incorporation, by agreement, vote of shareholders or directors, or otherwise.

Section 7.11    Amendments.  The provisions of this Article VII relating to indemnification and to the advancement of expenses shall constitute a contract between the corporation and each person who, at the time the provisions of this Section 7.12 is in effect, serves or served in any capacity that entitles him or her to indemnification hereunder.  Notwithstanding any other provision of these bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any such person shall apply to such person only on a prospective basis, and shall not limit the rights of such person to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

ARTICLE VIII

Miscellaneous

Section 8.01    Dividends.  The board of directors, at any regular or special meeting thereof, subject to any restrictions contained in the articles of incorporation, may declare and pay dividends upon the shares of the corporation’s stock in cash, property or the corporation’s shares in accordance with the Florida Business Corporation Act.

Section 8.02    Deposits.  All funds of the corporation shall be deposited from time to time to the credit of the corporation in such financial institutions or other depositaries as the board of directors may approve or designate.

Section 8.03    Fiscal Year.  The fiscal year of the corporation shall end on the 31st day of December in each year.

Section 8.04    Severability.  The provisions of these bylaws shall be separable each from any and all other provisions of these bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, or the powers granted to this corporation by the articles of incorporation or bylaws.

ARTICLE IX

Amendments

Section 9.01    Amendments to the Bylaws.  Except as specifically set forth elsewhere herein or in the articles of incorporation, the board of directors may amend or repeal these bylaws.  The shareholders entitled to vote thereon may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the board of directors.

Amended and Restated:  November 30, 2011